Exhibit 99b

Filed by ALLTEL Corporation

pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12

under the Securities and Exchange Act of 1934, as amended

Subject Company: ALLTEL Corporation

Commission File No.: 1-4996

Investor Briefing Acquisition of Western Wireless January 10, 2005
"Safe Harbor" Statement Today's discussion includes statements about expected future events and future financial results that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events or results to differ materially from those expressed in such statements. Other factors that could cause actual results of ALLTEL to differ materially, many of which are beyond the control of ALLTEL include, but are not limited to, the items listed in the safe-harbor statement contained in our Press Release regarding the Western Wireless acquisition. "Safe Harbor" Statement and Regulation G Disclaimer Regulation G Disclaimer Today's presentation will include certain non-GAAP financial measures. I refer you to the Investor Relations section of ALLTEL's Web site where the company has posted additional information regarding these non-GAAP financial measures, including a reconciliation of each such measure to the most directly comparable GAAP measure. The company's Web site is located at www.alltel.com.
Transaction Summary HIGHLIGHTS ~$6 billion acquisition of Western Wireless ~ 60 million ALLTEL shares issued and ~$1 billion in cash Each share of Western Wireless stock will be exchanged for .70 shares of ALLTEL common stock or $39.27 in cash, or a combination subject to proration to a maximum of .535 shares of ALLTEL common stock and $9.25 in cash Required approvals: Western Wireless shareholders, FCC, DoJ, applicable state PUCs Expected to close by mid-2005 No divestitures expected John Stanton to join ALLTEL Board VALUATION (PRE-SYNERGY) Western Wireless 2005 2006 OIBDA(1) $737M $819M Multiple 8.5x 7.6x (1) Based on analyst estimates from Merrill Lynch, Bear Stearns, and Lehman. OIBDA defined as operating income before depreciation and amortization.
The Premier Regional Communications Company This transaction: Combines complementary assets geographically and technologically Increases ALLTEL's wireless revenue mix to nearly 70% Increases our retail position in markets where we add significant value Creates the leading independent roaming partner in our markets with the top four national players offering multiple technologies (CDMA, GSM, TDMA) Adds diversity and increased growth through International markets Creates revenue upside and cost synergy opportunities Preserves a solid balance sheet Maintains flexibility for strategic options

Synergy / Opportunities

Revenue	Operating Expenses	Other
• Opportunity to increase penetration • Opportunity to offer high-value service plans • Expanded roaming relationships	• Corporate overhead • IT Operations • Network Operations • Sales and Marketing • Handset/Network Purchasing	• Refinance existing debt • Tax benefits related to intangible asset amortization

	2006	2007	2008
Operating Synergies	$50M - $60M	$70M - $80M	$80M - $90M

Estimated Net Present Value of Operating Synergies And Interest And Tax Savings of Approximately $800 Million

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Note: Excluding one-time expenses of ~$120M.

ALLTEL

This Transaction Increases Our Wireless Revenue Mix... ALLTEL Western Wireless Pro Forma ALLTEL Wireless revenue increases to ~70% in the first year of operations Note: LTM 9/30/04 Revenue Mix OIBDA Mix Wireless Wireline Communication Services East 0.6 0.29 0.11 Wireless Wireline Communication Services Wireless Wireline Communication Services East 0.53 0.44 0.03 Wireless East 1 Wireless Wireline Communication Services East 0.67 0.24 0.09 Wireless Wireline Communication Services East 0.59 0.38 0.03 100% Wireless East 1 100%
Increases presence in markets where we add significant value Pro Forma Domestic Footprint ALLTEL Pro Forma (Dollars in Billions, POPs and Subs in Millions) Wireless Customers 11.5 Wireline Access Lines 3.0 Revenue $9.9 OIBDA $3.8 Revenue and OIBDA LTM 9/30/04 Covered U.S. POPs 72.5M Network Coverage >1M sq. mi. Spectrum Position Avg. ~30MHZ (primarily in 850MHz band) Ireland Austria Slovenia Georgia Bolivia Haiti Pro Forma International Footprint
And Improves Our Wholesale Position By Diversifying Our Roaming Revenue Sources ALLTEL Roaming revenue ~8% of wireless revenue ~60% of roaming from one national carrier We become the largest independent roaming partner in our markets with each of the four national carriers by offering multiple technologies (CDMA, GSM, TDMA) ALLTEL / Western Wireless Roaming revenue ~10% of wireless revenue No carrier over 45%
And Improves Our Wholesale Position In the Right Places PRO FORMA ALLTEL Cingular PRO FORMA ALLTEL Verizon PRO FORMA ALLTEL Nextel Sprint PRO FORMA ALLTEL T- Mobile Cingular Verizon Sprint/Nextel T-Mobile Note: ALLTEL Pro Forma licensed coverage. All others represent approximate network build out.
Robust Revenue and OIBDA Growth 9/30/03 YTD 9/30/04 YTD Revenue 366 616 Adj. OIBDA 14 145 68% 936% National licenses in European countries of Austria, Ireland, Slovenia covering 13 million people Rapidly growing operations in Bolivia, Haiti and Georgia 1.6 million customers Track record of delivering value International Markets Add Diversity and Growth WWCA Int'l Has Delivered Significant Growth in 2004 Ireland Austria Slovenia Georgia Bolivia Haiti
X-Axis Title Y-Axis Title TICKER NAMES 3 5.3 RCCC 6 4.4 Q 8 3.7 CZN 8 1.1 T 11 1.9 CTL 12 1.6 USM 12 1 TDS 13 1.6 BLS 13 1.7 SBC 14 1.2 VZ 9 1.6 PF FON / NXTL 13 1.36 PF AT / WWCA Credit Ratings(1): A1 / Prime-1 / F1 Commercial Paper ratings; A / A2 / A long-term credit ratings Source: Wall Street equity research and company filings. Note : Assumes 80% equity credit for AT and CTL Equity Units. SBC and BLS PF AT&T Wireless acquisition. Sprint/Nextel PF. Pro Forma (PF) ratings have not been assigned. (1) Ratings from S&P / Moody's / Fitch, respectively, for ALLTEL only as of 12/31/04. (2) From current businesses LTM 9/30/04 - OIBDA defined as operating income before depreciation and amortization. ALLTEL Has One of the Strongest Credit Profiles in the Telecom Industry ALLTEL Credit Metrics (9/30/04) Net Debt / OIBDA 1.2X(2) Net Debt / Total Cap 32% ALLTEL SBC BellSouth TDS US Cellular AT&T CenturyTel Sprint/ Nextel Citizens Rural Cellular Qwest CCC + B B+ BBB- BBB A- A A+ B- BB- BB BB+ BBB+ AA- Verizon ALLTEL Pro Forma Credit Metrics (9/30/04) Net Debt / OIBDA 1.8X(2) Net Debt / Total Cap 37% ALLTEL Pro Forma 2005 Credit Metrics Improve Due To: $1.4 B From Equity Units Free Cash Flow After Dividends
ALLTEL Has Met or Exceeded All Operational and Synergy Goals in Previous Transactions ALLTEL Management Team Has a Proven Track Record Of Integrating Numerous Acquisitions 1998 -360 Communications - $6.1B Added 2.6M wireless customers 1999 - Aliant Communications and Liberty Cellular - $2.4B Added 300K access lines and 440K wireless customers 2000 - Verizon Property Swap and Roaming Deal - $600M Added 700K net wireless customers 2002 - Verizon Kentucky Wireline - $1.9B Added 600K access lines 2002 - CenturyTel Wireless Business - $1.6B Added 700K wireless customers 2004 - Pending Acquisition and Swap of Conflicted Cingular/AWE assets - $170M cash & partnership swaps Will add 200K+ wireless customers
Summary - This Transaction... Is reasonably valued given recent transactions and current trading multiples Is accretive to ALLTEL in first full year of operations (2006) Increases ALLTEL's wireless revenue mix to nearly 70% Increases our retail position in markets where we add significant value Creates the leading independent roaming partner to the top four national players in our markets offering multiple technologies Adds diversity and increased growth through International markets Creates revenue upside and cost synergy opportunities Preserves a solid balance sheet Maintains flexibility for strategic options
Investor Briefing Acquisition of Western Wireless

ALLTEL Corporation - 'Pro Forma Combined Financial Measures Reflecting Acquisition of Western Wireless 'Reconciliations of Non-GAAP Financial Measures

Western Wireless (Pre-Synergy) OIBDA for the twelve months ended December 31:
(Dollars in millions)	2005	2006
Operating income under GAAP*	$445.0	$509.0
Depreciation and amortization*	292.0	310.0

OIBDA*	$737.0	$819.0

*-Amounts based on average of Wall Street analyst estimates (Merrill Lynch, Bear Stearns and Lehman Brothers.

Segment OIBDA for the twelve months ended September 30, 2004:		Western
(Dollars in millions)	ALLTEL	Wireless	Pro Forma	% of total
Wireless segment income under GAAP	$991.7	$321.3	$1,313.0
Depreciation & amortization	720.5	256.1	976.6

Wireless OIBDA	1,712.2	577.4	2,289.6	59.6%

Wireline segment income under GAAP	927.2	—	927.2
Depreciation & amortization	520.5	—	520.5

Wireline OIBDA	1,447.7	—	1,447.7	37.7%

Communications support services segment income under GAAP	66.4	—	66.4
Depreciation & amortization	35.1	—	35.1

Communications support services OIBDA	101.5	—	101.5	2.6%

Total Business Segments OIBDA	$3,261.4	$577.4	$3,838.8	100.0%

Adjusted OIBDA for Western Wireless International Operations
for the nine months ended September 30:
(Dollars in millions)	2003	2004
International operations segment income under GAAP	$(37.2)	$67.0
Depreciation and amortization	51.4	66.4
Stock-based compensation, net	—	11.3

Adjusted OIBDA for international operations	$14.2	$144.7

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ALLTEL Corporation - 'Pro Forma Combined Financial Measures Reflecting Acquisition of Western Wireless 'Reconciliations of Non-GAAP Financial Measures

Debt to Equity Ratio Under GAAP as of September 30, 2004:			Western	Pro Forma
(Dollars in millions)		ALLTEL	Wireless	Adjustments		Pro Forma
Long-term debt, including current maturities	(A)	$5,606.1	$2,242.9	$—		$7,849.0
Total shareholders equity		6,997.5	—	3,360.0	(a)	10,357.5

Total debt and equity	(B)	$12,603.6	$2,242.9	$3,360.0		$18,206.5

Debt to equity ratio under GAAP	(A)/(B)	44%				43%

(a)-Value of ALLTEL stock issued to Western Wireless shareholders
Number of shares (in thousands)	60,000.0
ALLTEL closing market price on 01/06/05	$56.00

Net Debt to Total Capitalization as of September 30, 2004:			Western	ProForma
(Dollars in millions)		ALLTEL	Wireless	Adjustments		ProForma
Long-term debt, including current maturities		$5,606.1	$2,242.9	$—		$7,849.0
Cash and short-term investments		(648.4)	(283.4)	1,030.0	(b)	98.2 (c)

Net debt		$4,957.7	$1,959.5	$1,030.0		$7,947.2
Assumed conversion of equity units (80% of $1,385.0)		(1,108.0)	—	—		(1,108.0)

Adjusted net debt	(A)	$3,849.7	$1,959.5	$1,030.0		$6,839.2

Net debt		$4,957.7	$1,959.5	$1,030.0		$7,947.2
Total shareholders’ equity		6,997.5	—	3,360.0	(a)	10,357.5

Total capitalization	(B)	$11,955.2	$1,959.5	$4,390.0		$18,304.7

Net debt to total capitalization	(A)/(B)	32%				37%

(a)-Value of ALLTEL stock issued to Western Wireless shareholders (see above)	(c)-Net additional short-term borrowings needed to fund the acquisition.
(b)-Cash paid to Western Wireless

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ALLTEL Corporation - 'Pro Forma Combined Financial Measures Reflecting Acquisition of Western Wireless 'Reconciliations of Non-GAAP Financial Measures

Net Debt to Operating Income
for the twelve months ended September 30, 2004:			Western	Pro Forma
(Dollars in millions)		ALLTEL	Wireless	Adjustments	Pro Forma
Long-term debt, including current maturities		$5,606.1	$2,242.9	$—	$7,849.0
Cash and short-term investments		(648.4)	(283.4)	1,030.0	98.2

Net debt		$4,957.7	$1,959.5	$1,030.0	$7,947.2
Assumed conversion of equity units (80% of $1,385.0)		(1,108.0)	—	—	(1,108.0)

Adjusted net debt	(A)	$3,849.7	$1,959.5	$1,030.0	$6,839.2

Operating income under GAAP	(B)	$1,894.5	$321.3	$—	$2,215.8

Net debt to operating income	(A)/(B)	2.0	6.1		3.1

Net Debt to OIBDA from Current Businesses
for the twelve months ended September 30, 2004:			Western	Pro Forma
(Dollars in millions)		ALLTEL	Wireless	Adjustments	Pro Forma
Adjusted net debt (see above)	(A)	$3,849.7	$1,959.5	$1,030.0	$6,839.2

Operating income under GAAP		$1,894.5	$321.3	$—	$2,215.8
Restructuring and other charges		51.8	—	—	51.8
Depreciation and amortization expense		1,288.5	256.1	—	1,544.6

OIBDA from current businesses	(B)	$3,234.8	$577.4	$—	$3,812.2

Net debt to OIBDA from current businesses	(A)/(B)	1.2	3.4		1.8

Note: Pro forma amounts above based on assumed transaction consideration paid as $3.4 billion of ALLTEL common stock and $1.0 billion in cash.

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